Exhibit 99.1

Avedro, Inc. Announces Third Quarter 2019 Financial Results

WALTHAM, Mass., November 6, 2019 (GLOBE NEWSWIRE) — Avedro, Inc. (Nasdaq: AVDR) (Avedro), today reported financial results for the quarter ended September 30, 2019.

Third Quarter Financial Results

Revenue for the quarter ended September 30, 2019 increased 38% to $11.0 million, from $8.0 million during the same period in 2018. The increase in revenue was primarily driven by an increase in U.S. revenue of $3.6 million, partially offset by a $0.6 million decrease in non-U.S. revenue.

Gross margin was 78.2% for the third quarter of 2019, as compared to 64.3% for the same period in 2018.

Operating expenses for the third quarter of 2019 increased 63% to $16.8 million, compared to $10.3 million in the third quarter of 2018. The increase in operating expenses was primarily driven by legal and acquisition-related costs of $2.8 million associated with the proposed transaction with Glaukos Corporation (“Glaukos”), with the remaining increase associated with the expansion of our sales and reimbursement teams, an increase in research and development expenses from ongoing clinical trials and costs of being a public company.

Operating loss was $8.1 million for the third quarter of 2019, as compared to $5.1 million for the same period in 2018.

Net loss was $9.1 million for the third quarter of 2019, as compared to $5.6 million for the same period of 2018.

As of September 30, 2019, cash and cash equivalents were $52.1 million.

Due to the pending proposed transaction with Glaukos, Avedro management has suspended financial guidance for 2019 and will not hold a conference call to discuss these third quarter 2019 results.

About Avedro, Inc.

Avedro is a leading hybrid ophthalmic pharmaceutical and medical technology company focused on treating corneal disease and disorders and improving vision to reduce dependency on eyeglasses or contact lens. Avedro’s proprietary bio-activated pharmaceuticals strengthen, stabilize, and reshape the cornea to treat corneal ectatic disorders and correct refractive conditions. Avedro’s suite of single-use drug formulations are applied to the cornea and bio-activated to induce a reaction called corneal collagen cross-linking.

Additional Information and Where to Find It

In connection with the proposed transaction between Avedro and Glaukos, Glaukos has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Amendment No. 1 to Form S-4 that included a document constituting a prospectus of Glaukos and also contained a definitive proxy statement of Avedro. Avedro and Glaukos also plan to file other relevant documents with the SEC regarding the proposed transaction. After the registration statement on Amendment No. 1 to Form S-4 was declared effective by the SEC, a definitive proxy statement/prospectus was mailed to the stockholders of Avedro. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the registration statement on Form S-4 and the proxy statement/prospectus and other relevant documents filed or that will be filed by Avedro or Glaukos with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Glaukos are available free of charge within the Investor Relations section of Glaukos’ internet website at https://investors.glaukos.com or by contacting Glaukos Investor Relations by email at investors@glaukos.com or by phone at 949-481-0510. Copies of the documents filed with the SEC by Avedro are available free of charge within the Investor Relations section of Avedro’s internet website at https://investors.avedro.com or by contacting Avedro Investor Relations by email at investors@avedro.com or by phone at 646-924-1769.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

Each of Avedro and Glaukos and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Avedro stockholders in connection with the proposed transaction. Information about Avedro’s directors and executive officers is included in Avedro’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 21, 2019, and is also included in Avedro’s Form S-1 Registration Statement filed with the SEC on January 18, 2019, as amended by Amendment No. 1 to Avedro’s Form S-1 Registration Statement filed with the SEC on February 4, 2019. Information about Glaukos’ directors and executive officers is included in its definitive proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 17, 2019. Other information regarding the participants in the solicitation of proxies in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors may obtain free copies of these documents from Avedro or Glaukos as indicated above.

Use of Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may contain words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction and the expected benefits of the proposed transaction, are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. While Avedro and Glaukos believe these expectations, assumptions, estimates and beliefs are reasonable, such forward-looking statements are only predictions, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) failure of Avedro to obtain stockholder approval as required for the proposed transaction; (ii) failure to obtain governmental and regulatory approvals required for the closing of the proposed transaction; (iii) failure to satisfy the conditions to the closing of the proposed transaction; (iv) unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction; (v) the effect of the announcement of the proposed transaction on the ability of Avedro or Glaukos to retain and hire key personnel and maintain business relationships with customers, suppliers and others with whom Avedro or Glaukos does business, or on Avedro’s or Glaukos’ operating results, market price of common stock, and business generally; (vi) potential legal proceedings relating to the proposed transaction and the outcome of any such legal proceeding; (vii) the inherent risks, costs and uncertainties associated with integrating the businesses successfully and risks of not achieving all or any of the anticipated benefits of the proposed transaction, or the risk that the anticipated benefits of the proposed transaction may not be fully realized or take longer to realize than expected; (viii) competitive pressures in the markets in which Avedro and Glaukos operate; (ix) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and (x) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Avedro and Glaukos are set forth in their respective filings with the SEC, including each of Avedro’s and Glaukos’ most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. The risks and uncertainties described above and in Avedro’s most recent Quarterly Report on Form 10-Q and Glaukos’ most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Avedro and Glaukos and their respective businesses, including factors that potentially could materially affect their respective businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Avedro and Glaukos file from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, Avedro and Glaukos assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Contact:

Brian Johnston or Lynn Lewis

Phone:    631-807-1986

investors@avedro.com

Avedro, Inc.

Condensed Statement of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$11,046	$8,018	$30,108	$19,467
Cost of goods sold	2,404	2,861	7,469	8,223

Gross profit	8,642	5,157	22,639	11,244
Gross margin	78.2%	64.3%	75.2%	57.8%
Operating expenses:
Selling, general and administrative	12,966	7,179	33,654	18,995
Research and development	3,809	3,117	11,995	8,826

Total operating expenses	16,775	10,296	45,649	27,821

Loss from operations	(8,133)	(5,139)	(23,010)	(16,577)
Other expense, net	(932)	(436)	(1,836)	(2,133)

Net loss	$(9,065)	$(5,575)	$(24,846)	$(18,710)

Net loss per share, basic and diluted	$(0.52)	$(3.96)	$(1.74)	$(13.42)

Weighted average common shares used to compute net loss per share, basic and diluted	17,307,914	1,408,540	14,295,164	1,393,833

Avedro, Inc.

Condensed Balance Sheet

(in thousands)

(unaudited)

	September 30, 2019	December 31, 2018
Assets
Current Assets
Cash & cash equivalents	$52,146	$9,769
Accounts receivable, net	12,328	4,725
Inventories	4,482	4,259
Prepaid expenses and other current assets	3,264	1,919

Total current assets	72,220	20,672
Equipment and furniture, net	1,542	1,524
Other non-current assets	769	3,671

Total assets	$74,531	$25,867

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$1,483	$2,126
Accrued expenses and other current liabilities	7,106	6,304

Total current liabilities	8,589	8,430
Long-term liabilities
Long-term debt	20,489	19,939
Other non-current liabilities	1,358	2,663

Total liabilities	30,436	31,032
Convertible preferred stock	—	68,423
Total stockholders’ equity (deficit)	44,095	(73,588)

Total liabilities, convertible preferred stock and stockholders’ equity	$74,531	$25,867